Exhibit 99.2

supplemental report fourth quarter 2015 Building Healthy Partnerships Freedom Village - Bradenton Bradenton, FL THE ONLY REIT IN THE S&P 500® DIVIDEND ARISTOCRATS® INDEX THE FIRST HEALTHCARE REIT S&P 500 IN THE 1 DRIVING SUSTAINABLE ECONOMIES

Vision 3 Sustainability 4 Summary 5 Heat Map - Triple-Net Master Lease Profile 7 Credit Profile 8 Capitalization 10 Indebtedness and Ratios 12 Investments and Dispositions 14 Portfolio Portfolio Summary 18 Senior Housing 23 Post-Acute/Skilled 29 Life Science 32 Medical Office 35 Hospital 37 Unconsolidated Joint Ventures 38 Entrance Fee CCRC Portfolio 39 Reconciliation - HCRMC EBITDAR and FCC 40 TABLE OF Contents Definitions 42 Reconciliations 46 Company Information 49 Forward Looking Statements & Risk Factors 50 2

VISION Building Healthy Partnerships LIFE SCIENCE “FOR BOTH OPERATORS AND INVESTORS, HCP IS YOUR TRUSTED CAPITAL PARTNER IN A DYNAMIC HEALTHCARE ENVIRONMENT” RESEARCH MEDICAL OFFICE SENIOR HOUSING SENIOR HOUSING PREVENTATIVE MEDICINE $23B INVESTMENT PORTFOLIO SENIOR CARE HOSPITALIZATION RECOVERY POST-ACUTE + HOSPITALS Execution & Investment Insights for Customers Long-term Performance for Investors Value our relationships with healthcare operators Deliver long-term growth through market cycles Focus on operations with market insights that deliver more than just capital Add and build upon leading healthcare relationships with sector-focused professionals Understand that operations drive the value of real estate Provide diversified capital allocation across the large, growing healthcare real estate segment Invest for the long-term Dividend Aristocrat Deliver quickly without surprises Committed to sustainability in our facilities Provide a consistent source of capital at a competitive cost 3

THIS QUARTER Sustainability Anaheim, CA 4 Leader In The Light Awarded the 2015 NAREIT Healthcare Leader in the Light Award; our 7th Leader in the Light award in 9 years. HCP sponsored and its employees participated in fundraising supporting the Walk to End Alzheimer’s® in Anaheim, CA and Nashville, TN. We are proud to support one of the nation’s largest events to raise awareness and funds for Alzheimer’s care, support and research. 4

Summary As of and for the quarter ended December 31, 2015, dollars in thousands, except per share data PORTFOLIO INCOME 4% Hospital Three Months Ended December 31, 14% Medical Office NOI 471,913 449,288 Year-Over-Year SPP Cash NOI % change (0.3%) 3.5% 42% Senior Housing Adjusted EBITDA $ 504,610 $ 480,150 14% $484.7M Life Science Diluted FFO as adjusted per common share 0.80 0.79 Diluted EPS (1.29) 0.43 FFO as adjusted payout ratio 71% 69% Financial Leverage(2) 45.0% 41.5% 26% Post-Acute/Skilled INVESTMENT PORTFOLIO December 31, 2015 Post-acute/skilled 311 5,170,466 Medical office 228 3,614,485 (1) Excludes the HCR ManorCare, Inc. (“HCRMC”) master lease (as amended, the “Amended Master Lease” effective April 1, 2015). (2) Pro forma to reflect prefunding certain 2016 debt maturities in December 2015. 1,205 $ 23,455,941 5 Hospital 16 594,085 Life science 122 3,975,099 Property Count Investment Portfolio Senior housing 528 $ 10,101,806 Adjusted Fixed Charge Coverage 3.9x 4.0x FAD payout ratio 84%83% Dividends per common share 0.565 0.545 Diluted FAD per common share 0.67 0.66 Diluted FFO per common share (0.99) 0.70 Year-Over-Year SPP Cash NOI % Growth, excluding HCRMC(1)3.5% Cash NOI 443,861 423,411 2015 2014 Revenues $ 668,036 $ 603,528

Portfolio Summary As of and for the quarter ended December 31, 2015, dollars in thousands Property Portfolio Post-acute/skilled 4,389,570 109,374 Medical office 3,474,543 66,713 $21,454,191 $443,861 Senior housing $90,805 $6,676 $871,701 $23,135 Senior housing(1) $57,930 $— Medical office 131,010 — Unconsolidated JVs Life science 87,008 1,349 $848,183 $17,720 Senior housing $10,101,806 $201,337 Life science 3,975,099 69,039 Hospital 594,085 21,466 (1) Includes $16.7 million related to three unconsolidated joint ventures. 6 $23,455,941 $484,716 Medical office 3,614,485 67,041 Post-acute/skilled 5,170,466 125,833 Total Medical office 8,932 328 Senior housing $752,243 $16,043 $281,866 $— Life science 92,926 — Developments Post-acute/skilled 780,896 16,459 Debt Investments Hospital 594,085 21,466 Life science 3,795,165 67,690 Senior housing $9,200,828 $178,618 Investment Portfolio Income

HEAT MAP Triple-Net Master Lease Profile(1) 0.8% 0.4% 0.4% 0.1% 0.7% 0.7% 0.1% 0.5% 0.4% 0.5% 0.7% 0.9% 1.3% 0.2% 0.8% 0.2% 0.4% 0.7% 0.7% 0 2 4 6 8 10 12 14 16 18 25 TERM (YEARS TO EXPIRATION) 95% INVESTMENT TYPE: Senior Housing Post-Acute/Skilled Hospital No Corporate Guaranty % Share of HCP Annualized Revenues Master leases profiled represent 95% of triple-net Annualized Revenues(1) (2) (1) Agreements with cross-default protections are presented as a single master lease, including agreements that will be added to a master lease upon third party debt repayment. Excludes master leases with properties acquired during the period required to calculate CFC. (2) Refers to Annualized Revenues from triple-net leases in our senior housing, post-acute/skilled and hospital segments and excludes interest income and properties operated under a RIDEA structure. (3) Represents HCRMC (guarantor) fixed charge coverage for the trailing 12 months ended December 31, 2015 for their combined senior housing and post-acute/skilled portfolios as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty. 7 EBITDAR CFC (TRAILING TWELVE MONTHS ENDED 9/30/2015) 12.00x 0.50x 0.75x 1.00x 1.25x 1.50x 0.6% 0.1% 0.5% 0.4% 0.4% 0.5% 8.5% 23.8% 0.2% 1.2% 0.7% (3) 0.1% 1.4% 0.4% 0.2%

CREDIT

Profile

Financial Leverage[1]


80%
60%
40%
20%
0%
49.0%
58.7%
57.3%
47.5%
43.3%
38.0%
41.0%
40.1%
39.1%
41.5%
45.0%
Pre-CNL Acquisition
2006
2007
2008
2009
2010(2)
2011
2012
2013
2014
2015(3)

Adjusted Fixed Charge Coverage


5.0x
4.0x
3.0x
2.0x
1.0x
0.0x
2.9x
2.3x
2.2x
2.4x
2.6x
2.9x
3.1x
3.6x
4.0x
4.1x
3.9x
Pre-CNL Acquisition
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015

Secured Debt Ratio[1]


25%
20%
15%
10%
5%
0%
11.6%
21.2%
12.0%
15.0%
15.7%
14.1%
10.0%
8.3%
6.9%
5.1%
4.4%
Pre-CNL Acquisition
2006
2007
2008
2009
2010(2)
2011
2012
2013
2014
2015

Net Debt to Adjusted EBITDA[1]


12.0x
10.0x
8.0x
6.0x
4.0x
2.0x
0.0x
5.1x
11.4x
8.7x
6.3x
6.2x
5.2x
5.3x
5.2x
4.6x
5.4x
5.6x
Pre-CNL Acquisition
2006
2007
2008
2009
2010(2)
2011
2012
2013
2014
2015

Credit Ratings (Senior Unsecured Debt)

	Pre-CNL Acquisition	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015
Moody's	Baa2	Baa3	Baa3	Baa3	Baa3	Baa3	Baa2	Baa1	Baa1	Baa1	Baa1 (Stable)
Standard & Poor's	BBB+	BBB	BBB	BBB	BBB	BBB	BBB	BBB+	BBB+	BBB+	BBB+ (Stable)
Fitch	BBB+	BBB	BBB	BBB	BBB	BBB	BBB+	BBB+	BBB+	BBB+	BBB+ (Stable)

(1) Reflects the early adoption of ASU 2015-03 and ASU 2015-15, which require certain debt issuance costs to be presented as a direct deduction to the related debt liability.
(2) Pro forma to exclude the temporary benefit resulting from prefunding the HCRMC acquisition in December 2010.
(3) Pro forma to reflect prefunding certain 2016 debt maturities in December 2015.

8

CREDIT

Profile

Same Property Cash NOI Growth


6%
4%
2%
0%
(2%)
(4%)
2005 2.1% 2.4%
2006 2.6% 4.6%
2007 2.0% 4.6%
2008 1.6% 2.1%
2009 3.2% (2.8%)
2010 4.8% (0.6%)
2011 4.0% 2.7%
2012 4.2% 3.7%
2013 3.1% 3.9%
2014 3.3% 4.1%
2015 0.5% (1)
HCP(2)
Major Property Sectors(3)

Total Gross Assets(4) (in billions)


$30
$25
$20
$15
$10
$5
$0
Pre-CNL Acquisition $4.6
2006 $10.6
2007 $13.7
2008 $13.2
2009 $13.8
2010(5) $14.2
2011 $19.2
2012 $22.0
2013 $22.5
2014 $24.5
2015(6) $24.6

FFO as Adjusted Payout Ratio


90%
80%
70%
60%
50%
Pre-CNL Acquisition 83%
2006 87%
2007 80%
2008 77%
2009 86%
2010 83%
2011 71%
2012 72%
2013 70%
2014 72%
2015 72%

Liquidity(7) (in billions)


$2.0
$1.5
$1.0
$0.5
$0.0
Pre-CNL Acquisition $0.3
2006 $0.4
2007 $0.6
2008 $1.4
2009 $1.5
2010(5) $1.4
2011 $1.1
2012 $1.7
2013 $1.8
2014 $1.3
2015(6) $1.6

(1) Same property Cash NOI for the year ended December 31, 2015 grew 3.7%, excluding HCRMC.
(2) Presented as originally reported for periods 2005 through 2014.
(3) Compiled by Green Street Advisors and is available in their Commercial Property Outlook report dated November 13, 2015 (the "Green Street Report"); this information represents the average annual same property NOI growth equally weighted for each of five major property sectors: apartment, industrial, mall, office and strip center. The Company's definitions of SPP and NOI may not be comparable to the measures compiled in the Green Street Report, as different methodologies may be used to define or calculate inputs to the growth rates presented.
(4) Reflects the early adoption of ASU 2015-03 and ASU 2015-15, which require certain debt issuance costs to be presented as a direct deduction to the related debt liability.
(5) Pro forma to exclude the temporary benefit resulting from prefunding the HCRMC acquisition in December 2010.
(6) Pro forma to reflect prefunding certain 2016 debt maturities in December 2015.
(7) Represents the availability at each period end under the Company's bank line of credit and cash and cash equivalents (unrestricted cash).

9

Capitalization Dollars and shares in thousands, except price per share data TOTAL DEBT December 31, 2015 December 31, 2014 Term loans(2) 524,807 212,986 Mortgage debt 932,212 982,785 Consolidated Debt $11,069,003 $9,721,269 HCP’s share of unconsolidated JV other debt 192,600 175,063 Cash and cash equivalents (346,500) (183,810) Net Debt $11,063,164 $9,943,066 TOTAL MARKET CAPITALIZATION December 31, 2015 Shares Value Total Value Convertible partnership (DownREIT) units(3) 5,975 38.24 228,484 Consolidated Debt 11,069,003 HCP’s share of unconsolidated JV debt 364,875 (1) Includes £269.5 and £355.0 million translated into U.S. dollars at December 31, 2015 and December 31, 2014, respectively. (2) Represents £357.0 million and £137.0 million translated into U.S. dollars at December 31, 2015 and December 31, 2014, respectively. (3) Convertible partnership (DownREIT) units are exchangeable for an amount of cash based on the then-current market value of shares of the Company’s common stock at the time of conversion or, at the Company’s election, shares of the Company’s common stock. 10 Total Market Capitalization $29,462,624 Total Market Equity and Consolidated Debt $29,097,749 Total Market Equity $18,028,746 Common stock (NYSE: HCP) 465,488 $38.24 $17,800,262 HCP’s share of unconsolidated JV cash and cash equivalents (24,214) (34,738) Total Debt $11,433,878 $10,161,614 HCP’s share of unconsolidated JV mortgage debt 172,275 265,282 Other debt 94,445 97,022 Senior unsecured notes 9,120,107 7,589,960 Bank line of credit(1) $397,432 $838,516

Capitalization Common Stock and Equivalents In thousands Common stock equivalent securities: Dilutive impact of options 103 — — 103 — — 148 Total common stock and equivalents 472,471 465,036 465,036 471,273 462,795 462,795 469,064 11 Heartland of Dublin Dublin, OH Convertible partnership units 5,975 — —5,975 — —6,007 Restricted stock and units 905 ——159 — —114 Shares Outstanding December 31, 2015 Weighted Average Shares Three Months Ended December 31, 2015 Weighted Average Shares Year Ended December 31, 2015 Diluted Diluted Diluted EPS FFO FAD Diluted Diluted Diluted EPS FFO FAD Common stock 465,488 465,036 465,036 465,036 462,795 462,795 462,795

Indebtedness and Ratios

As of December 31, 2015, dollars in thousands

DEBT MATURITIES AND SCHEDULED PRINCIPAL REPAYMENTS (AMORTIZATION)

			Senior Unsecured Notes		Mortgage Debt			HCP's Share of Unconsolidated JV Debt		Total Debt	
	Bank Line of Credit[1]	Term Loans[2]	Amounts	Rates %[3]	Amounts[4]	Rates %[3]	Consolidated Debt	Amounts[5]	Rates %[3]	Amounts	Rates %[3]
2016	$ —	$ 202,034	$ 900,000	5.09	$ 279,194	6.84	$1,381,228	$ 2,259	N/A	$ 1,383,487	4.98
2017	—	—	750,000	6.02	581,891	6.08	1,331,891	63,074	3.02	1,394,965	5.91
2018	397,432	—	600,000	6.81	6,583	5.90	1,004,015	28,097	2.94	1,032,112	4.74
2019	—	324,434	450,000	3.97	2,072	N/A	776,506	1,095	N/A	777,601	3.11
2020	—	—	800,000	2.79	2,078	5.14	802,078	28,532	3.19	830,610	2.81
2021	—	—	1,200,000	5.54	9,384	5.39	1,209,384	12,276	5.49	1,221,660	5.54
2022	—	—	900,000	3.93	902	N/A	900,902	14,688	4.41	915,590	3.93
2023	—	—	800,000	4.45	964	N/A	800,964	84	N/A	801,048	4.45
2024	—	—	1,150,000	4.12	1,031	N/A	1,151,031	87	N/A	1,151,118	4.12
2025	—	—	1,350,000	3.94	1,103	N/A	1,351,103	18,064	3.95	1,369,167	3.94
Thereafter	—	—	300,000	6.88	47,708	4.88	347,708	2,993	3.90	350,701	6.58
Subtotal	**$ 397,432**	**$ 526,468**	**$9,200,000**		**$ 932,910**		**$11,056,810**	**$ 171,249**		**$11,228,059**	
Other debt[6]	—	—	—		—		94,445	192,600		287,045	
(Discounts), premiums and debt costs, net	—	(1,661)	(79,893)		(698)		(82,252)	1,026		(81,226)	
Total	**$ 397,432**	**$ 524,807**	**$9,120,107**		**$ 932,212**		**$11,069,003**	**$ 364,875**		**$11,433,878**	
Weighted average interest rate %	1.72	1.95	4.68		6.21		4.57	3.45		4.55	
Weighted average maturity in years	2.25	2.09	6.02		2.39		5.39	4.45		5.37	

(1) Represents £269.5 million translated into U.S. dollars at December 31, 2015.
(2) Includes £137.0 million in 2016 and £220.0 million in 2019, both translated into U.S. dollars at December 31, 2015.
(3) Relates to maturing amounts.
(4) Mortgage debt attributable to noncontrolling interests at December 31, 2015 was $51.3 million, excluding DownREITs.
(5) Reflects pro rata share of mortgage and other debt in the Company's unconsolidated joint ventures.
(6) Represents non-interest bearing Entrance Fee deposits at certain of the Company's senior housing facilities and demand notes that have no scheduled maturities.

12

Indebtedness and Ratios December 31, 2015 December 31, 2014 Consolidated Debt/Consolidated Gross Assets(1) 45.6% 41.7% Consolidated Secured Debt/Consolidated Gross Assets 3.9% 4.2% Fixed Rate Total Debt 95.8% 90.6% 100% 100% FINANCIAL COVENANTS AS OF DECEMBER 31, 2015(3) Bank Line of Credit Secured Debt Ratio No greater than 30% 5% Fixed Charge Coverage Ratio (12 months) No less than 1.50x 3.7x (1) Pro forma to reflect prefunding certain 2016 debt maturities in December 2015. (2) $70.7 million of variable-rate mortgage debt and £357.0 million of term loans are presented as fixed-rate debt as the interest payments under such debt have been swapped (pay fixed and receive float) using derivative financial instruments. (3) Calculated based on the definitions contained in the credit agreement which may differ from similar terms used in the Company’s consolidated financial statements as provided in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Compliance with certain of these financial covenants requires the inclusion of the Company’s consolidated amounts and its proportionate share of unconsolidated investees. 13 Unsecured Leverage Ratio No greater than 60%48% Requirement Actual Compliance Leverage Ratio No greater than 60%46% Variable Rate Total Debt 4.2%9.4% Fixed and Variable Rate Ratios:(2) Secured Debt Ratio (Total Secured Debt/Total Gross Assets)4.4%5.1% Financial Leverage (Total Debt/Total Gross Assets)(1)45.0% 41.5%

Investments Dollars in thousands INVESTMENTS (1) Includes Debt Investments that were converted into sale-leasebacks in April and July 2015. December 31, 2015 Description Three Months Ended Year Ended Debt Investments(1) 53,889 331,845 Development commitments — 248,272 Aurora MOB Aurora, CO 14 Total Investments $207,812 $2,087,663 Investments in unconsolidated joint ventures 26,874 104,709 Investment in real estate assets$127,049 $1,402,837

Investments

For the year ended December 31, 2015, dollars and square feet in thousands

INVESTMENTS

Location/Portfolio	Date	Capacity	Property Count	Segment	Investment
Acquisitions:[1]					
Houston, TX[2]	March	87 Units	1	Senior housing (RIDEA)	$ 22,190
Philadelphia, PA	April	705 Sq. Ft.	1	Medical office	158,343
Germantown, TN[2]	June	182 Units	1	Senior housing (RIDEA)	39,534
Sacramento, CA	June	28 Sq. Ft.	1	Medical office	6,650
Houston, TX[3]	June	1,195 Sq. Ft.	11	Medical office	225,000
RIDEA III	June	5,025 Units	35	Senior housing (RIDEA)	824,071
Seattle, WA	October	15 Sq. Ft.	—	Medical office	6,780
Olney, MD[2]	November	79 Units	1	Senior housing (RIDEA)	20,755
Victoria, TX	November	86 Units	1	Senior housing (RIDEA)	9,700
South San Francisco, CA	December	170 Sq. Ft.	6	Life science	83,000
Noncontrolling interests[4]	November - December	—	—	Life science/Hospital	6,814
Developments:					
Cypress, TX	January	165 Sq. Ft.	1	Medical office	35,630
South San Francisco, CA	February	247 Sq. Ft.	2	Life science	176,732
Houston, TX - JV	February	117 Units	1	Senior housing	24,310
Santa Rosa, CA - JV	September	74 Units	1	Senior housing	11,600
Debt Investments:					
HC-One[5]	Various	—	—	Post-acute/skilled	180,480
Tandem/Consulate Health Care	May	—	—	Post-acute/skilled	55,413
Maria Mallaband[5]	May	—	—	Senior housing	42,063
Four Seasons	December	—	—	Post-acute/skilled	43,098
New Care	December	—	—	Post-acute/skilled	10,791
Investments in Unconsolidated JV:					
Various - MBK JV	March	448 Units	3	Senior housing (RIDEA)	63,200
The Villages, FL - CCRC JV	August	105 Units	—	Senior housing (RIDEA)	14,635
Spring, TX - CCRC JV	November	206 Units	1	Senior housing (RIDEA)	19,355
Ashford, UT - MBK JV	December	62 Units	1	Senior housing (RIDEA)	7,519
					$ 2,087,663

(1) During the fourth quarter of 2015, HCP acquired seven assets from HCRMC for $183.8 million. HCRMC used the proceeds from the sale to reduce the lease obligation to HCP in accordance with the HCRMC Amended Master Lease.

(2) The Company exercised its right to acquire three assisted living senior housing facilities valued at $146.5 million and reflected the repayment of the related development loans funded by the Company of $64.0 million.

(3) In October 2015, the Company sold a 49% interest in 11 medical office buildings to Morgan Stanley Real Estate Advisors Prime Property Fund for $110.3 million.

(4) In November and December 2015, the Company acquired the noncontrolling interests in four of its consolidated partnerships, including three hospitals for $1.1 million and one life science facility for $5.7 million.

(5) In April 2015, the Company converted £174.3 million of the post-acute HC-One debt investment into a sale-leaseback on 21 post-acute care homes and 15 senior housing care homes. In July 2015, the Maria Mallaband debt investment was converted into a sale-leaseback on two care homes.

15

Dispositions For the year ended December 31, 2015, dollars and square feet in thousands (1) Adjusted to reflect the Company’s pro rata share of unconsolidated joint ventures, as applicable. (2) In October 2015, the Company sold a 49% interest in 11 medical office buildings to Morgan Stanley Real Estate Advisors Prime Property Fund for $110.3 million. (3) In December 2015, the Company sold its 30% interest in 10 medical office buildings held in HCP Ventures III and its 20% interest in 51 medical office buildings and 3 hospitals held in HCP Ventures IV. Property Count Location/Portfolio Date Capacity Segment Sales Price(1) South San Francisco, CA July 2.2 Acres — Life science 10,650 Carlsbad, CA October 23.0 Acres — Life science 39,529 Various - HCRMC October - December 2,022 Beds 21 Post-acute/skilled 207,893 Total $577,916 Freedom Pointe Sun City Center Sun City, FL 16 Various - HCP Ventures III and IV(3) December 2,995 Sq. Ft. 64 Medical office 138,714 49% interest in 11 MOBs(2)October ——Medical office 110,250 Clarksburg, WV - HCRMCJuly 120 Beds 1 Post-acute/skilled10,880 Various January/May 543 Units 9 Senior housing $60,000

Investments | Developments and Capital Expenditures

As of December 31, 2015, dollars and square feet in thousands

DEVELOPMENT PROJECTS IN PROCESS

Name of Project	Location	Segment	Capacity	Estimated Completion Date	Estimated Total Investment	Investment to Date
Development:						
Robin Run Village - CCRC JV	Indianapolis, IN	Senior housing	69 Units	1Q 2016	$ 6,439	$ 5,237
Memorial Hermann - Pearland II	Pearland, TX	Medical office	98 Sq. Ft.	1Q 2016	18,800	13,869
Deer Park	Deer Park, IL	Senior housing	180 Units	1Q 2016	47,690	41,219
Sky Ridge	Lone Tree, CO	Medical office	118 Sq. Ft.	1Q 2016	29,400	23,315
Vintage Park - JV	Houston, TX	Senior housing	117 Units	2Q 2016	24,310	9,661
Memorial Hermann - Cypress	Cypress, TX	Medical office	165 Sq. Ft.	2Q 2016	35,630	20,330
The Cove at Oyster Point - Phase I	South San Francisco, CA	Life science	247 Sq. Ft.	3Q 2016	184,314	92,926
Oakmont Village - JV	Santa Rosa, CA	Senior housing	74 Units	1Q 2017	11,600	1,813
Redevelopment:						
Folsom	Sacramento, CA	Medical office	92 Sq. Ft.	2Q 2016	61,850	59,863
Bayfront[1]	St. Petersburg, FL	Medical office	117 Sq. Ft.	2Q 2016	22,070	13,633
					$ 442,103	**$ 281,866**

LAND HELD FOR DEVELOPMENT

Primary Location	Primary Segment	Gross Site Acreage	Estimated Rentable Sq. Ft.	Investment to Date
California - Bay Area & San Diego	Life science	128	2,829	$ 320,873[2]

CAPITAL EXPENDITURES

Description	December 31, 2015 Three Months Ended	December 31, 2015 Year Ended
Total fundings for development, tenant and capital improvements	$ 134,222	$ 388,151

(1) Represents a portion of the facility.

(2) Includes $20.7 million for The Cove at Oyster Point - Phase II development project that commenced in January 2016 consisting of two buildings totaling 230,000 square feet with an estimated total investment of $185.3 million.

17

Portfolio Summary As of and for the quarter ended December 31, 2015, dollars and square feet in thousands Property Count Cash NOI Age (Years) Occupancy % EBITDARM CFC EBITDAR CFC Property Portfolio Investment Capacity Senior housing - operating (RIDEA) 108 2,681,111 47,817 21 15,403 Units 88.2 N/A N/A Life science 118 3,795,165 67,690 18 7,550 Sq. Ft. 98.2 N/A N/A Hospital 16 594,085 21,466 29 2,227 Beds 55.7 6.31x 5.89x Interest Income Debt Investments Investment Post-acute/skilled 780,896 16,459 Total $22,325,892 $466,996 (1) CFC is not presented for HCRMC senior housing and post-acute/skilled portfolios as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty. For additional information, see HCR ManorCare Portfolio Summary. 18 $871,701 $23,135 Senior housing $90,805 $6,676 1,178 $21,454,191 $443,861 24 Medical office 227 3,474,543 66,713 22 17,055 Sq. Ft. 91.9 N/A N/A Post-acute/skilled311 4,389,570 109,374 34 38,163 Beds83.8 1.86x (1)1.40x (1) Senior housing 398 $6,519,717 $130,801 20 35,205 Units 87.3 1.27x (1)1.07x (1)

Alexandra Court Thornton-Cleveleys, England Portfolio Summary For the quarter ended December 31, 2015, dollars in thousands NOI, CASH NOI AND INTEREST INCOME Rental and RIDEA Revenues Operating Expenses Cash NOI Interest Income Cash NOI and Interest Income Segment NOI(2) Post-acute/skilled 130,990 400 130,590 109,374 16,459 125,833 Medical office 108,420 41,081 67,339 66,713 — 66,713 $644,400 $172,487 $471,913 $443,861 $23,135 $466,996 (1) Includes revenues of $158.3 million and operating expenses of $110.4 million for the three months ended December 31, 2015 related to 108 assets operated under a RIDEA structure by Brookdale Senior Living, Inc. (“Brookdale”). (2) NOI attributable to noncontrolling interests for the three months ended December 31, 2015 was $8.5 million, excluding DownREITs. 19 Hospital 22,251 1,081 21,170 21,466 —21,466 Life science 87,884 18,499 69,385 67,690 —67,690 Senior housing(1) $294,855 $111,426 $183,429 $178,618 $6,676 $185,294

Portfolio Diversification As of and for the quarter ended December 31, 2015, dollars in thousands CASH NOI BY STATE Senior Housing Post-Acute/ Skilled Life Science Medical Office % of Total State Properties Hospital Total TX 127 23,069 1,879 — 18,079 7,591 50,618 11 — — PA 57 7,356 24,214 4,733 36,303 8 IL 51 8,518 10,000 — 331 — 18,849 4 WA 28 4,108 2,855 — 6,259 — 13,222 3 MI 38 2,836 9,618 — — — 12,454 3 1,178 $178,618 $109,374 $67,690 $66,713 $21,466 $443,861 100 OPERATOR/TENANT DIVERSIFICATION Annualized Revenues Company Primary Segment Amount % Brookdale Senior housing 429,356 22 HCA Medical office 66,320 3 Amgen Life science 46,014 2 Tandem/Consulate Health Care Post-acute/skilled 37,895 2 $1,927,452 100 20 Other 697,553 37 GenentechLife science45,1172 HC-One Post-acute/skilled50,4443 Sunrise Senior Living Senior housing 95,9395 HCRMC Post-acute/skilled$458,814 24 Other 464 66,640 26,800 6,097 25,127 6,979 131,643 31 VA 32 7,868 4,066 —1,038 —12,9723 CO 34 9,022 2,074 —4,818 373 16,2874 OH 75 4,800 13,925 —193 —18,9184 FL105 23,476 8,411 —3,540 1,940 37,3678 CA 167 $20,925 $5,532 $61,593 $2,595 $4,583 $95,228 21

Same Property Portfolio As of December 31, 2015, dollars in thousands THREE-MONTH SPP Post-acute/skilled 290 4,241,423 97 82.3% 83.9% (6.5)% (10.6)% 82.3% 83.2% 0.9% —% Medical office 209 2,951,877 85 91.3% 91.2% 1.8% 2.5% 91.3% 90.8% 1.4% 1.8% Total Portfolio 1,071 $19,463,420 91 0.1% (0.3)% 2.5% 3.0% FULL-YEAR SPP Post-acute/skilled 290 4,232,816 96 82.3% 83.9% (4.6)% (7.1)% Medical office 204 2,737,841 79 91.2% 91.0% 2.0% 2.1% Total Portfolio 993 $18,067,108 84 0.2% 0.5% 21 Total Portfolio excluding HCRMC 2.1%3.7% Hospital 16 594,085 100 54.0% 52.7% 2.1%2.8% Life science 107 3,518,387 93 98.5% 94.5% 6.0%6.5% Percent of Property Property Count Investment Portfolio Year-Over-Year Occupancy NOI Growth 4Q15 4Q14 GAAP Cash Senior housing 376 $6,983,979 76 87.4% 88.5% 1.3%3.7% Total Portfolio excluding HCRMC 2.5%3.5%3.2%4.2% Hospital 16 594,085 100 54.0% 52.7% 0.3%1.0%54.0% 55.0% (2.7)%(2.6)% Life science 110 3,637,117 96 98.3% 94.5% 6.9%7.8%98.3% 98.1% 0.8%2.3% Percent of Property Property Count Investment Portfolio Year-Over-Year Sequential Occupancy NOI Growth Occupancy NOI Growth 4Q15 4Q14 GAAP Cash 4Q15 3Q15 GAAP Cash Senior housing 446 $8,038,918 87 87.4% 88.5% 2.4%3.0%87.4% 87.1% 5.6%6.6%

Expirations and Maturities

As of December 31, 2015, dollars in thousands

ANNUALIZED REVENUES - LEASE EXPIRATIONS[1]

Year	Total	% of Total	Senior Housing[2]	Post-Acute/ Skilled	Life Science[3]	Medical Office	Hospital
2016[4]	$ 103,250	6	$ 13,338	$ —	$ 34,935	$ 54,977	$ —
2017	109,716	7	9,248	—	32,633	55,035	12,800
2018	162,631	10	50,829	1,197	60,350	50,255	—
2019	94,102	6	9,161	19,056	17,629	40,910	7,346
2020	119,275	7	41,216	7,338	14,915	48,047	7,759
2021	72,018	4	10,928	351	39,059	20,198	1,482
2022	54,751	3	2,157	3,274	17,948	19,881	11,491
2023	70,385	4	24,129	—	36,141	10,115	—
2024	65,600	4	31,540	—	7,759	12,731	13,570
2025	65,797	4	5,613	—	15,062	27,984	17,138
Thereafter	745,007	45	314,792	404,544	7,182	14,361	4,128
	$ 1,662,532	**100**	**$ 512,951**	**$ 435,760**	**$ 283,613**	**$ 354,494**	**$ 75,714**

ANNUALIZED REVENUES - DEBT INVESTMENT MATURITIES[1]

Year	Total	Senior Housing	Post-Acute/ Skilled
2016	$ 1,312	$ 1,312	$ —
2017	6,087	3,212	2,875
2018	32,260	1,685	30,575
2019	31,463	—	31,463
2020	—	—	—
2021	—	—	—
2022	895	895	—
2023	—	—	—
2024	—	—	—
2025	—	—	—
Thereafter	—	—	—
	$ 72,017	**$ 7,104**	**$ 64,913**

(1) Assumes that renewals, purchase options, borrower prepayments and tenant options are not exercised unless otherwise indicated.
(2) Excludes $192.9 million of annualized NOI related to 108 facilities operated under a RIDEA structure by Brookdale.
(3) Includes $23.7 million and $19.4 million in 2016 and 2018, respectively, related to tenant purchase options exercised in January 2016 on eight life science facilities.
(4) Includes month-to-month and holdover leases.

22

Senior Housing As of and for the quarter ended December 31, 2015, dollars in thousands INVESTMENTS Property Count Cash NOI Occupancy % EBITDARM CFC EBITDAR CFC Property Portfolio Investment Units Assisted living 254 $3,346,575 $71,127 18,701 87.8 1.24x 1.06x CCRCs 11 526,660 14,109 3,088 86.1 1.28x 1.07x Assisted living 27 626,803 9,653 3,127 88.0 1.49x 1.16x Total Leased Portfolio 398 $6,519,717 $130,801 35,205 87.3 1.27x 1.07x Operating Properties (RIDEA): 506 $9,200,828 $178,618 50,608 Interest Income Investment Debt Investments Other 17,776 336 Total $9,291,633 $185,294 23 $90,805 $6,676 Participating development loans $73,029 $6,340 Various 108 2,681,111 47,817 15,403 88.2 N/A N/A HCRMC DFLs62 1,172,872 17,032 4,511 83.7 N/A N/A Direct Financing Leases: Independent living 44 846,807 18,880 5,778 89.0 1.23x 1.08x Operating Leases:

Same Property Portfolio Dollars in thousands 4Q14 1Q15 2Q15 3Q15 4Q15 Investment $7,645,725 $7,719,292 $7,747,231 $7,778,715 $8,038,918 3-month Occupancy % 88.5 88.6 87.7 87.1 87.4 EBITDAR CFC 1.12x 1.10x 1.10x 1.09x 1.07x Total revenues $235,377 $231,230 $232,866 $231,968 $238,876 $160,831 $156,971 $159,513 $155,981 $164,658 Non-cash adjustments to NOI(1) (5,397) (7,401) (6,692) (5,786) (4,494) Year-Over-Year Three-Month SPP Growth 3.0% (1) SPP Cash NOI excludes the effects of foreign exchange rate movements by using the average current period exchange rate to translate from British pound sterling (“GBP”) into U.S. dollars for the comparison periods. 24 $155,434 $149,570 $152,821 $150,195 $160,164 Cash NOI: Operating expenses (74,546) (74,259) (73,353) (75,987) (74,218) NOI: EBITDARM CFC 1.32x 1.30x 1.30x 1.29x 1.27x Units 44,006 43,999 44,005 43,972 44,026 Property count 446 446 446 446 446

Lease and Debt Investment Relationships As of and for the quarter ended December 31, 2015, dollars in thousands Leased Portfolio(1) Properties Cash NOI Sunrise Senior Living 1,340,485 24,982 27,184 48 98 5,555 89.2 1.44x 1.16x Harbor Retirement Associates 211,775 4,788 4,660 14 100 1,346 83.1 1.50x 1.27x Capital Senior Living 181,988 4,234 4,239 15 100 1,518 85.4 1.25x 1.10x $6,610,522 $142,288 $137,477 398 98 35,205 87.3 1.27x 1.07x (1) Occupancy and CFC are reported for leased properties that have been held for the trailing 12 months ended one quarter in arrears from the date reported. CFC also excludes the senior housing HCRMC portfolio as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty. 25 Other 789,533 22,046 21,655 74 97 4,637 89.2 1.19x 1.02x Aegis Senior Living 182,152 3,944 4,270 10 80 701 89.1 1.27x 1.11x HCRMC 1,172,872 20,397 17,032 62 100 4,511 83.7 N/A N/A NOI and and Interest Operator Investment Interest Income Income Count % Pooled Occupancy EBITDARM EBITDAR Units % CFC CFC Brookdale $2,731,717 $61,897 $58,437 175 98 16,937 87.7 1.20x 1.03x

Senior Housing | Brookdale* RIDEA Operating Portfolio

BROOKDALE SENIOR LIVING SOLUTIONS ALL THE PLACES LIFE CAN GO.

***Brookdale Senior Living** (NYSE:BKD) is headquartered in Brentwood, TN and is the leading operator of senior living communities throughout the United States ("U.S."). Since 1986, Brookdale has been committed to providing senior living solutions primarily within properties that are designed, purpose-built and operated to provide the highest quality service, care and living accommodations for residents. Brookdale operates approximately 1,100 independent living, assisted living and dementia-care communities and CCRCs located in 47 states. Through its ancillary services program, Brookdale also offers a range of outpatient therapy, home health, personalized living and hospice services.

As of and for the quarter ended December 31, 2015, dollars in thousands, except REVPOR

OPERATING PORTFOLIO METRICS

Market	Investment	Cash NOI	% of RIDEA NOI	Units[1] IL	Units[1] AL	3-Month Occupancy %	REVPOR[1] IL	REVPOR[1] AL
Houston, TX	$ 302,739	$ 4,937	8.0	1,716	87	92.4	$ 2,344	$ 5,515
Denver, CO	285,304	3,996	6.4	715	154	94.5	4,171	3,583
Chicago, IL	219,263	3,421	5.5	768	370	87.2	3,472	5,853
Miami, FL	187,564	4,083	6.6	963	223	92.7	3,648	4,293
Tampa, FL	105,203	1,916	3.1	426	182	82.3	3,666	3,877
Memphis, TN	87,487	1,004	1.6	130	230	89.6	1,562	4,920
Providence, RI	84,772	1,937	3.1	413	191	90.1	3,564	4,995
Sarasota, FL	82,887	1,417	2.3	164	259	86.0	4,610	3,900
Richmond, VA	76,270	1,223	2.0	—	303	84.8	—	4,760
Boston, MA	75,132	913	1.5	—	227	77.8	—	5,255
Riverside, CA	72,479	1,366	2.2	183	316	90.4	3,003	4,555
Dallas, TX	68,977	1,485	2.4	256	357	92.4	2,013	3,480
Washington, DC	68,404	1,116	1.8	—	222	97.8	—	5,710
San Diego, CA	64,489	1,064	1.7	—	318	80.5	—	7,578
Austin, TX	63,331	1,450	2.3	—	276	95.4	—	5,592
Phoenix, AZ	41,258	1,054	1.7	211	—	93.7	3,539	—
Fresno, CA	38,755	417	0.7	172	—	85.8	3,257	—
New York, NY	36,152	614	1.0	—	120	77.9	—	6,110
Baltimore, MD	36,118	810	1.3	—	202	96.5	—	4,944
Sacramento, CA	33,919	804	1.3	—	189	93.0	—	4,868
Other	650,608	12,790	20.6	1,373	3,687	84.7	3,012	4,232
	$ 2,681,111	**$ 47,817**	**77.1**	**7,490**	**7,913**	**88.2**	**$ 3,168**	**$ 4,623**
CCRC JV[2]	662,028	14,138	22.9	6,453	721	84.7	4,768	6,092
Total	**$ 3,343,139**	**$ 61,955**	**100.0**	**13,943**	**8,634**	**87.1**	**$ 3,875**	**$ 4,740**

(1) Unit type and REVPOR are based on the majority type within each community. AL includes needs based care such as memory care.
(2) CCRC JV Investment and Cash NOI represent the Company's 49% share.

26

Senior Housing

Brookdale RIDEA Operating Portfolio

As of and for the quarter ended December 31, 2015, dollars in thousands

NEW SUPPLY ANALYSIS

	HCP Portfolio			5-Mile Radius[1]						
Market	Properties/ Units	Cash NOI	% of RIDEA NOI	Properties/ Units Under Construction[2]	Potential NOI Impact[3]	5 Year Total Population Growth %[4]	5 Year 75+ Population Growth %[4]	Median Household Income	75+ Median Net Worth	Unemployment %
US National Average						*3.8*	*15.3*	*$ 53*	*$ 203*	*6.4*
Houston, TX	6 / 1,803	$ 4,937	8.0	3 / 400	$ 2,099	8.4	24.2	75	250	3.3
Denver, CO	5 / 869	3,996	6.4	1 / 88	456	6.9	15.9	52	212	3.5
Chicago, IL	6 / 1,138	3,421	5.5	7 / 789	1,908	0.9	12.3	79	242	5.5
Miami, FL	7 / 1,186	4,083	6.6	2 / 496	1,262	5.0	14.2	49	222	8.9
Tampa, FL	3 / 608	1,916	3.1	—	—	2.4	11.8	44	204	6.1
Memphis, TN	3 / 360	1,004	1.6	—	—	3.5	17.9	67	245	6.2
Providence, RI	5 / 604	1,937	3.1	1 / 58	247	1.0	6.9	53	162	6.3
Sarasota, FL	3 / 423	1,417	2.3	2 / 190	471	3.6	13.9	50	246	7.2
Richmond, VA	2 / 303	1,223	2.0	3 / 181	1,223	5.4	15.5	76	250	3.2
Boston, MA	2 / 227	913	1.5	1 / 90	398	3.3	8.5	76	211	6.2
Riverside, CA	3 / 499	1,366	2.2	—	—	5.8	14.1	58	235	9.3
Dallas, TX	5 / 613	1,485	2.4	5 / 407	207	6.0	16.8	64	244	4.1
Washington, DC	2 / 222	1,116	1.8	1 / 88	812	7.1	21.8	97	250	3.7
San Diego, CA	2 / 318	1,064	1.7	1 / 64	387	5.0	17.5	101	250	5.4
Austin, TX	3 / 276	1,450	2.3	—	—	9.1	20.1	53	206	4.6
Phoenix, AZ	1 / 211	1,054	1.7	—	—	5.0	10.7	49	227	6.8
Fresno, CA	1 / 172	417	0.7	—	—	2.9	8.9	54	203	7.8
New York, NY	1 / 120	614	1.0	—	—	2.8	7.9	64	250	5.7
Baltimore, MD	2 / 202	810	1.3	—	—	1.6	11.6	57	204	7.9
Sacramento, CA	2 / 189	804	1.3	2 / 303	399	3.8	13.5	67	229	7.3
Other	44 / 5,060	12,790	20.6	12 / 1,099	1,732	3.9	13.1	53	204	6.0
CCRC JV[5]	15 / 7,174	14,138	22.9	1 / 32	1,537	5.4	14.5	51	233	6.2
Total	**123 / 22,577**	**$ 61,955**	**100.0**	**42 / 4,285**	**$ 13,138**	**5.1**	**14.4**	**$ 58**	**$ 222**	**5.5**
% of Total Portfolio Income					**2.7%**					

(1) Demographic data provided by Environmental Systems Research Institute ("ESRI") for 2015, represents a 5-mile radius around each community and is weighted by NOI.
(2) Construction data provided by National Investment Center for Seniors Housing & Care ("NIC") for the quarter ended December 31, 2015 and reflects senior housing construction and expansions of similar care types and entrance fee requirements within 5 miles of the Company's communities.
(3) Reflects Cash NOI for the Company's operating portfolio within 5 miles of new construction and expansions.
(4) Reflects projected growth from 2015 to 2020.
(5) CCRC JV Investment and Cash NOI represent the Company's 49% share.

27

Senior Housing | Brookdale RIDEA Operating Portfolio Trend

Dollars in thousands, except REVPOR

TOTAL OPERATING PORTFOLIO[1]

	4Q14	1Q15	2Q15[2]	3Q15	4Q15
Property count	68	70	106	106	108
Investment	$ 1,616,220	$ 1,672,640	$ 2,593,843	$ 2,610,854	$ 2,681,111
Units	9,869	10,053	15,253	15,241	15,403
3-month Occupancy %	86.7	86.4	86.0	87.7	88.2
REVPOR	$ 4,048	$ 4,058	$ 4,067	$ 3,873	$ 3,895
NOI:					
Total revenues	$ 103,430	$ 105,013	$ 106,826	$ 155,290	$ 158,261
Operating expenses	(74,073)	(74,598)	(75,205)	(109,952)	(110,444)
	$ 29,357	**$ 30,415**	**$ 31,621**	**$ 45,338**	**$ 47,817**
NOI Margin %	28.4	29.0	29.6	29.2	30.2
Total CAPEX	$ 12,393	$ 5,892	$ 10,191	$ 17,010	$ 22,057

SAME STORE PORTFOLIO[1]

	4Q14	1Q15	2Q15	3Q15	4Q15
Property count	68	68	68	68	68
Investment	$ 1,616,220	$ 1,621,917	$ 1,632,075	$ 1,645,553	$ 1,659,670
Units	9,869	9,866	9,862	9,851	9,844
3-month Occupancy %	86.7	86.3	85.8	86.6	87.3
REVPOR	$ 4,048	$ 4,069	$ 4,062	$ 4,050	$ 4,078
NOI:					
Total revenues	$ 103,430	$ 103,975	$ 103,183	$ 103,630	$ 105,137
Operating expenses	(74,073)	(73,855)	(72,885)	(75,561)	(73,845)
	$ 29,357	**$ 30,120**	**$ 30,298**	**$ 28,069**	**$ 31,292**
NOI Margin %	28.4	29.0	29.4	27.1	29.8
		Year-Over-Year Three-Month SPP Growth			**6.6%**

(1) Excludes the CCRC JV reported on the Entrance Fee CCRC Portfolio page in this Supplemental Report.
(2) Includes 35 assets acquired on June 30, 2015 for which NOI includes one day of activity. Occupancy and REVPOR exclude these assets as a full quarter of activity is not available.

28

Post-Acute/Skilled

As of and for the quarter ended December 31, 2015, dollars in thousands

INVESTMENTS

Leased Properties	Property Count	Investment	Cash NOI	Beds	Occupancy %	EBITDARM CFC	EBITDAR CFC
Operating leases	55	$ 394,278	$ 10,812	5,004	84.2	1.86x	1.40x
HCRMC DFLs	256	3,995,292	98,562	33,159	83.8	N/A	N/A
	311	**$ 4,389,570**	**$ 109,374**	**38,163**	**83.8**	**1.86x**	**1.40x**

Debt Investments	Investment	Interest Income	DSC
HC-One	$ 397,419	$ 8,487	N/A
Tandem	256,041	7,665	1.40x
Four Seasons Health Care	127,436	307	0.80x
	$ 780,896	**$ 16,459**	
Total	**$ 5,170,466**	**$ 125,833**	

OPERATOR CONCENTRATION

				Leased Portfolio[1]					
				Properties					
Operator	Investment	NOI and Interest Income	Cash NOI and Interest Income	Count	% Pooled	Beds	Occupancy %	EBITDARM CFC	EBITDAR CFC
HCRMC	$ 3,995,292	$ 119,381	$ 98,562	256	100	33,159	83.8	N/A	N/A
HC-One	575,896	12,351	11,878	21	100	1,341	N/A	N/A	N/A
Tandem	319,141	9,521	9,495	9	100	932	94.5	2.52x	1.99x
Four Seasons Health Care	127,436	307	307	—	—	—	N/A	N/A	N/A
Covenant Care	70,195	2,863	2,926	12	100	1,262	82.3	1.53x	1.06x
Trilogy Health Services	45,557	1,678	1,713	5	100	641	88.0	1.94x	1.58x
Other	36,949	948	952	8	50	828	72.5	1.60x	1.12x
	$ 5,170,466	**$ 147,049**	**$ 125,833**	**311**	**99**	**38,163**	**83.8**	**1.86x**	**1.40x**

(1) Occupancy and CFC are reported for leased properties that have been held for the trailing 12 months ended one quarter in arrears from the date reported. CFC also excludes the post-acute/skilled HCRMC portfolio as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty.

29

Post-Acute/Skilled Dollars in thousands SAME PROPERTY PORTFOLIO 4Q14 1Q15 2Q15 3Q15 4Q15 Investment $5,651,445 $5,184,045 $5,214,224 $5,244,907 $4,241,423 3-month Occupancy % 83.9 84.1 85.7 83.2 82.3 Total revenues $134,636 $135,351 $123,549 $124,756 $125,857 $134,633 $135,305 $123,499 $124,708 $125,835 Non-cash adjustments to NOI (16,797) (17,462) (18,161) (19,350) (20,493) Year-Over-Year Three-Month SPP Growth (10.6)% SPP Metrics(1) EBITDAR CFC 1.55x 1.52x 1.54x 1.48x 1.40x (1) Excludes the post-acute/skilled HCRMC portfolio as the combined portfolio is cross-collaterallized under a single master lease with a corporate guaranty. 30 Quality Mix % 61.0 61.2 61.5 61.4 61.0 EBITDARM CFC 2.02x 1.99x 2.01x 1.95x 1.86x $117,836 $117,843 $105,338 $105,358 $105,342 Cash NOI: Operating expenses (3) (46) (50) (48) (22) NOI: Beds 36,103 36,022 35,993 36,034 36,036 Property count 290 290 290 290 290

HCR ManorCare*
Portfolio Summary

Post-Acute/Skilled

HCR ManorCare

*The **HCR ManorCare** health care family comprises centers that are leading providers of short-term, post-acute services and long-term care. Nearly 55,000 caregivers nationwide provide quality care for patients and residents through a network of more than 500 skilled nursing and rehabilitation centers, memory care communities, outpatient rehabilitation clinics, and hospice and home health care agencies. These locations operate primarily under the respected Heartland, ManorCare Health Services and Arden Courts names.

As of and for the quarter ended December 31, 2015, dollars in thousands

HCP INVESTMENT IN HCR MANORCARE

	Property Count	Investment	NOI[1]	Cash NOI	Capacity	Occupancy %
Assisted living	62	$ 1,172,872	$ 20,397	$ 17,032	4,511 Units	83.7
Post-acute/skilled	256	3,995,292	119,381	98,562	33,159 Beds	83.8
	318	**$ 5,168,164**	**$ 139,778**	**$ 115,594**		**83.8**

For the trailing twelve months ended, dollars in thousands

HCR MANORCARE PERFORMANCE

			Facility EBITDARM		Facility EBITDAR[2]		HCRMC OpCo (guarantor) Fixed Charge Coverage[3][4]	
	Medicare %	Quality Mix %	Amount	CFC	Amount	CFC	As Reported	Normalized
December 31, 2014	33.2	66.6	$ 565,920	1.09x	$ 430,915	0.83x	1.03x	1.08x
March 31, 2015	32.8	66.5	569,238	1.09x	434,217	0.83x	1.04x	1.08x
June 30, 2015	32.2	66.1	574,832	1.14x	440,501	0.87x	1.09x	1.11x
September 30, 2015	31.7	65.7	561,090	1.15x	428,027	0.88x	1.09x	1.11x
December 31, 2015[5]	31.4	65.9	518,816	1.14x	392,438	0.86x	1.05x	1.07x

(1) Assisted living and post-acute/skilled NOI include reductions of $2.0 million and $11.8 million, respectively, related to HCP's equity interest in HCRMC.
(2) Facility EBITDAR includes non-cash accrual charges for general and professional liability claims of $17 million for the 12 months ended December 31, 2014 and March 31, 2015. Facility EBITDAR for all periods also includes an imputed management fee of 4%.
(3) Refer to Reconciliations - HCRMC EBITDAR and FCC page in this Supplemental Report.
(4) HCRMC operating company ("OpCo") (guarantor) fixed charge coverage ("FCC") is based on EBITDAR that includes home health and hospice EBITDAR and actual corporate general and administrative expenses that range from 3.4% to 3.6% of revenues. As Reported FCC also includes non-cash accrual charges for general and professional liability claims of $24 million for the 12 months ended December 31, 2014 and March 31, 2015 and $12 million for the 12 months ended June 30, 2015, September 30, 2015 and December 31, 2015. These charges are excluded for purposes of calculating normalized FCC. HCRMC's fixed charges include cash rent and cash interest expense.
(5) Facility EBITDARM and Facility EBITDAR and related CFCs exclude seven assets acquired from HCRMC during the fourth quarter of 2015, as the assets were not held for the 12 month period reported.

31

Life Science As of and for the quarter ended December 31, 2015, dollars and square feet in thousands INVESTMENTS Property Count Cash NOI Square Feet Occupancy % Leased Properties Investment San Diego 24 681,895 10,731 1,788 95.5 118 $3,795,165 $67,690 7,550 98.2 SAME PROPERTY PORTFOLIO 4Q14 1Q15 2Q15 3Q15 4Q15 Investment $3,588,171 $3,602,128 $3,612,004 $3,622,808 $3,637,117 Occupancy % 94.5 95.8 97.9 98.1 98.3 Total revenues $78,475 $80,821 $82,609 $83,075 $84,131 $63,259 $65,913 $67,020 $67,087 $67,616 Non-cash adjustments to NOI (1,989) (2,777) (2,644) (2,519) (1,549) Year-Over-Year Three-Month SPP Growth 7.8% 32 $61,270 $63,136 $64,376 $64,568 $66,067 Cash NOI: Operating expenses (15,216) (14,908) (15,589) (15,988) (16,515) NOI: Square feet 7,185 7,185 7,186 7,188 7,188 Property count 110 110 110 110 110 Other 13 241,276 6,098 913 99.5 San Francisco 81 $2,871,994 $50,861 4,849 98.9

Life Science

Dollars and square feet in thousands, except dollars per square foot

SELECTED LEASE EXPIRATION DATA (NEXT 3 YEARS)

	Total				San Francisco		San Diego		Other	
Year	Square Feet	%	Annualized Revenues	%	Square Feet	Annualized Revenues	Square Feet	Annualized Revenues	Square Feet	Annualized Revenues
2016[(1)(2)]	844	11	$ 34,935	12	770	$ 32,875	74	$ 2,060	—	$ —
2017	883	12	32,633	12	419	16,759	310	12,657	154	3,217
2018[(2)]	1,268	17	60,350	21	1,068	55,397	105	2,481	95	2,472
Thereafter	4,416	60	155,695	55	2,538	104,922	1,219	32,357	659	18,416
	7,411	**100**	**$ 283,613**	**100**	**4,795**	**$ 209,953**	**1,708**	**$ 49,555**	**908**	**$24,105**

LEASING ACTIVITY

	Leased Square Feet	Annualized Base Rent Per Sq. Ft.	% Change In Rents	HCP Tenant Improvements Per Sq. Ft.	Leasing Costs Per Sq. Ft.	Average Lease Term (Months)	Retention Rate YTD
Leased Square Feet as of September 31, 2015	7,242	$ 37.70					
Acquisitions	158	38.80					
Expirations	(55)	19.58					
Renewals, amendments and extensions	40	21.41	28.7	$12.16	$ 6.01	38	67%
New leases	26	35.35		78.81	13.33	78	
Leased Square Feet as of December 31, 2015	**7,411**	**$ 38.27**					

(1) Includes month-to-month and holdover leases.

(2) Includes 457,000 square feet and annualized revenue of $23.7 million expiring in 2016 and 337,000 square feet and annualized revenue of $19.4 million expiring in 2018 related to tenant purchase options exercised in January 2016 on eight life science facilities.

33

11099 N. Torrey Pines San Diego, CA Life Science As of December 31, 2015, dollars and square feet in thousands TENANT CONCENTRATION Genentech 856 12 45,117 16 LinkedIn Corporation 373 5 13,932 5 Google 290 4 9,758 3 Takeda 166 2 7,511 3 ARUP 324 4 6,087 2 34 7,411 100 $283,613 100 Other 3,618 50 113,537 41 General Atomics 397 5 6,528 2 Myriad Genetics 310 4 7,673 3 Exelixis, Inc. 246 3 12,477 4 Rigel Pharmaceuticals 147 2 14,979 5 Square Feet Annualized Revenues % of Amount Total % of Amount Total Amgen 684 9 $46,014 16

Medical Office As of and for the quarter ended December 31, 2015, dollars and square feet in thousands INVESTMENTS Healthcare System Affiliated % Property Count Cash NOI Square Feet Occupancy % Leased Properties Investment Off-campus 50 732,087 12,356 2,942 89.9 69.8 SAME PROPERTY PORTFOLIO 4Q14 1Q15 2Q15 3Q15 4Q15 Investment $2,890,877 $2,896,630 $2,907,269 $2,926,281 $2,951,877 Occupancy % 91.2 90.6 90.4 90.8 91.3 Total revenues $94,145 $94,856 $95,628 $97,156 $95,752 $59,224 $59,125 $58,882 $59,425 $60,272 Non-cash adjustments to NOI (394) (1,476) (531) (202) 7 Year-Over-Year Three-Month SPP Growth 2.5% 35 $58,830 $57,649 $58,351 $59,223 $60,279 Cash NOI: Operating expenses (34,921) (35,731) (36,746) (37,731) (35,480) NOI: Square feet 14,583 14,587 14,587 14,583 14,599 Property count 209 209 209 209 209 227 $3,474,543 $66,713 17,055 91.9 94.8 On-campus 177 $2,742,456 $54,357 14,113 92.4 100.0

Medical Office Dollars and square feet in thousands, except dollars per square foot SELECTED LEASE EXPIRATION DATA (NEXT 3 YEARS) Total On-Campus Off-Campus 2017 2,306 15 55,035 15 1,835 43,893 471 11,142 Thereafter 8,857 56 194,227 56 7,338 159,573 1,519 34,654 LEASING ACTIVITY Leased Square Feet Annualized Base Rent Per Sq. Ft. % Change In Rents(2) HCP Tenant Improvements Per Sq. Ft. Leasing Costs Per Sq. Ft. Average Lease Term (Months) Retention Rate YTD Acquisitions 15 37.40 Renewals, amendments and extensions 556 22.51 0.4 $6.75 $3.12 53 83% Terminations (12) 18.89 (1) Includes month-to-month and holdover leases. (2) For comparative purposes, reflects adjustments for leases that converted to a different lease type upon renewal, amendment or extension of the original lease. 36 Leased Square Feet as of December 31, 2015 15,680 $23.04 New leases 178 22.15 30.83 7.90 76 Expirations (638) 23.17 Leased Square Feet as of September 30, 2015 15,581 $22.90 15,680 100 $354,494 100 13,034 $294,704 2,646 $59,790 2018 2,188 14 50,255 14 1,800 41,420 388 8,835 Year Square Annualized Feet %Revenues % Square Annualized Feet Revenues Square Annualized Feet Revenues 2016(1) 2,329 15 $54,977 15 2,061 $49,818 268 $5,159

Hospital As of and for the quarter ended December 31, 2015, dollars in thousands INVESTMENTS Occupancy %(1) Property Count Cash NOI EBITDARM CFC EBITDAR CFC Leased Properties Investment Beds Other 11 213,857 6,125 713 61.9 2.54x 2.29x SAME PROPERTY PORTFOLIO 4Q14 1Q15 2Q15 3Q15 4Q15 Investment $594,048 $594,085 $594,085 $594,085 $594,085 3-month Occupancy %(1) 52.7 54.3 59.6 55.0 54.0 EBITDAR CFC 5.33x 5.43x 5.52x 5.74x 5.89x Total revenues $22,123 $22,229 $21,479 $22,382 $22,238 $21,142 $21,192 $20,208 $21,781 $21,204 Non-cash adjustments to NOI 142 252 226 288 296 Year-Over-Year Three-Month SPP Growth 1.0% (1) Certain operators in the Company’s hospital portfolio are not required under their respective leases to provide operational data. 37 $21,284 $21,444 $20,434 $22,069 $21,500 Cash NOI: Operating expenses (981) (1,037) (1,271) (601) (1,034) NOI: EBITDARM CFC 5.74x 5.83x 5.93x 6.16x 6.31x Beds 2,221 2,221 2,221 2,228 2,227 Property count 16 16 16 16 16 16 $594,085 $21,466 2,227 55.7 6.31x 5.89x Acute care 5 $380,228 $15,341 1,514 50.9 7.77x 7.27x

Unconsolidated Joint Ventures

As of and for the quarter ended December 31, 2015, dollars and square feet in thousands

INVESTMENTS

	Total	Medical Office[1]	Life Science	Senior Housing[2]
HCP's ownership percentage		67%	50% - 63%	45% - 72%
Joint ventures' Investment	$ 347,281	$ 13,398	$ 154,067	$ 179,816
Joint ventures' mortgage debt	119,323	—	—	119,323
HCP's net equity investment[3]	107,334	4,621	68,582	34,131
Property count		1	4	7
Capacity		103 Sq. Ft.	278 Sq. Ft.	805 Units
Occupancy %		100.0	90.7	96.4

SELECTED FINANCIAL DATA

	Three Months Ended December 31, 2015		
Joint Venture Results:	**Medical Office**	**Life Science**	**Senior Housing[2]**
Total revenues	$ 709	$ 3,149	$ 7,936
Operating expenses	(216)	(797)	(4,451)
NOI	**$ 493**	**$ 2,352**	**$ 3,485**
Depreciation and amortization	(157)	(677)	(1,275)
General and administrative expenses	(9)	(129)	(52)
Interest expense and other	—	—	(1,139)
Income from discontinued operations[1]	55,367	—	—
Net income	**$ 55,694**	**$ 1,546**	**$ 1,019**
Depreciation and amortization	7,620	677	1,275
Gain on sales of real estate[1]	(58,872)	—	—
FFO	**$ 4,442**	**$ 2,223**	**$ 2,294**
Non-cash adjustments to NOI	(2)	(110)	—
Non-cash adjustments to net income	(41)	—	(33)
Leasing costs and tenant and capital improvements	(1,901)	(112)	—
FAD	**$ 2,498**	**$ 2,001**	**$ 2,261**
HCP's Pro Rata Share:			
Mortgage debt	$ —	$ —	$ 67,071
NOI	329	1,411	1,973
Net income	14,505	984	379
FFO	1,222	1,337	1,318
FAD	721	1,218	1,302

(1) In December 2015, the Company sold its 30% interest in 10 medical office buildings held in HCP Ventures III and its 20% interest in 51 medical office buildings and 3 hospitals held in HCP Ventures IV. Six additional assets held in these ventures are excluded from these metrics as they are held for sale at December 31, 2015. Operating activity for these portfolios are reflected in discontinued operations which also includes gain on sales of $58.9 million.

(2) Excludes the CCRC JV reported on the Entrance Fee CCRC Portfolio page in this Supplemental Report.

(3) Represents the carrying value of the Company's equity interest in the respective unconsolidated joint venture as reported on its consolidated balance sheet, which may differ from the capital balance as presented at the joint venture level.

38

Unconsolidated Joint Ventures

Brookdale RIDEA Entrance Fee CCRC Portfolio

As of and for the quarter ended December 31, 2015, dollars in thousands, except REVPOR

CAPITALIZATION		PORTFOLIO METRICS	
Joint venture's Investment	$ 1,351,078	CCRC campuses	15
Joint venture's mortgage debt (excludes Entrance Fees)	$ 214,703	Units	7,174
HCP's equity ownership	49%	Occupancy	84.7%
HCP's net equity investment(1)	$ 465,179	REVPOR	$ 4,899

SELECTED FINANCIAL DATA

Cash Entrance Fee Sales:	
# of closings	211
# of refunds	121
Total Entrance Fee proceeds	$ 35,017
Refunds of Entrance Fees	$ 9,565
Non-refundable Entrance Fee %	61%

	JV Total	HCP's 49% Interest	
Joint Venture Results:	GAAP/FFO	GAAP/FFO	Cash/FAD
Resident fees and services	$ 88,112	$ 43,175	$ 43,175
Operating expenses	(76,133)	(37,305)	(37,907)
Non-refundable Entrance Fee sales, net(2)	1,718	842	8,870
NOI	**$ 13,697**	**$ 6,712**	**$ 14,138**
Interest expense and other	(2,021)	(990)	(1,260)
Depreciation and amortization	(20,378)	(9,985)	—
Other items	679	333	333
Net (loss) income	**$ (8,023)**	**$ (3,930)**	**$ 13,211**
Depreciation and amortization	20,378	9,985	—
Tenant and capital improvements	—	—	(267)
FFO/FAD	**$ 12,355**	**$ 6,055**	**$ 12,944**

(1) Represents the carrying value of the Company's equity interest in the unconsolidated joint venture as reported on its consolidated balance sheet, which may differ from the capital balance as presented at the joint venture level.

(2) Non-refundable Entrance Fees are recognized on a GAAP/FFO basis over the estimated stay of the residents and are recognized on a cash/FAD basis upon receipt, net of a reserve for early terminations. See Entrance Fees in Definitions.

39

Reconciliation | HCRMC EBITDAR and FCC

Dollars in thousands

HCRMC RESULTS OF OPERATONS[1]

	Year Ended December 31, 2015	2014
Revenues	$ 4,079,575	$ 4,145,520
Expenses:		
Operating and general and administrative expenses	(3,548,530)	(3,572,911)
Depreciation and amortization expense	(137,437)	(142,867)
Asset impairment	—	(203,108)
Income before other (expenses) income and income taxes	**$ 393,608**	**$ 226,634**
Other (expenses) income:		
Interest expense	(457,557)	(406,854)
Loss on disposal of assets	(46,720)	(1,424)
Equity in earnings of affiliated company, interest income and other	10,953	7,122
Loss from continuing operations before income taxes	**$ (99,716)**	**$ (174,522)**
Income taxes	(5,586)	(210,404)
Loss from continuing operations	**$ (105,302)**	**$ (384,926)**
Loss from discontinued operations, net of taxes[2]	(5,540)	(9,001)
Net loss	**$ (110,842)**	**$ (393,927)**

EBITDAR AND FCC CALCULATION

	2015	2014
Revenues	$ 4,079,575	$ 4,145,520
Operating and general and administrative expenses	(3,548,530)	(3,572,911)
Equity in earnings of affiliated company, interest income and other	10,953	7,122
Facility EBITDARM from discontinued operations	(15,208)	(19,131)
Other adjustments	2,746	(1,424)
EBITDAR	**$ 529,536**	**$ 559,176**
Normalizing adjustments[3]	12,357	23,811
Normalized EBITDAR	**$ 541,893**	**$ 582,987**
Fixed charges:		
Cash rent	482,559	519,017
Interest expense - term loan and other	21,902	22,134
Total fixed charges	**$ 504,461**	**$ 541,151**
Normalized FCC[4]	**1.07x**	**1.08x**

(1) Results include revenues and expenses related to all businesses managed by HCRMC including (1) Facility EBITDARM for communities owned by the Company (2) home health care, hospice and rehabilitation services and (3) general and administrative, depreciation, interest and income tax expenses. See the HCRMC Financial Statements as of December 31, 2015 and 2014 included as Exhibit 99.1 in our Annual Report on Form 10-K for the year ended December 31, 2015.

(2) Loss from discontinued operations, net of taxes includes:

	Year Ended December 31, 2015	2014
Facility EBITDARM	$ (15,208)	$ (19,131)
Interest and depreciation expense	(528)	(5,266)
Income tax benefit	6,216	9,550
Gain on divestiture of operations, net of taxes	3,980	5,846
Loss from discontinued operations	**$ (5,540)**	**$ (9,001)**

(3) Primarily relates to non-cash accrual charges for general and professional liability claims that are excluded for purposes of calculating normalized FCC.

(4) Represents normalized EBITDAR divided by total fixed charges.

40

Meridian Arvada Arvada, CO 41

REPORTING Definitions Adjusted Fixed Charge Coverage* Adjusted EBITDA divided by Fixed Charges. Adjusted Fixed Charge Coverage is a supplemental measure of liquidity and the Company’s ability to meet its interest payments on outstanding debt and pay dividends to its preferred stockholders, if applicable. The Company’s various debt agreements contain covenants that require the Company to maintain ratios similar to Adjusted Fixed Charge Coverage, and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain debt instruments of the Company. Adjusted Fixed Charge Coverage is subject to the same limitations and qualifications as Adjusted EBITDA and Fixed Charges. Annualized Revenues The most recent month’s (or subsequent month’s if acquired in the most recent month) base rent including additional rent floors, cash income from DFLs and/or interest income annualized for 12 months. Annualized Revenues for operating properties under a RIDEA structure are calculated based on the most recent quarter’s NOI annualized for 12 months. Excludes properties sold or held for sale during the quarter. Further, Annualized Revenues do not include tenant recoveries, additional rents in excess of floors and non-cash revenue adjustments (i.e., straight-line rents, amortization of market lease intangibles, DFL interest accretion and deferred revenues). The Company uses Annualized Revenues for the purpose of determining Operator/Tenant Diversification, Lease Expirations and Debt Investment Maturities. Cash Flow Coverage (“CFC”)* Facility EBITDAR or Facility EBITDARM divided by the aggregate of base rent and any additional rent due to the Company for the same period. CFC is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related rent and other obligations to the Company. However, CFC is subject to the same limitations and qualifications as Facility EBITDAR or Facility EBITDARM. CFC is not presented for (i) the disaggregated HCRMC senior housing and post-acute/skilled portfolios, as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty; (ii) properties operated under a RIDEA structure; or (iii) newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant trailing 12-month period, vacant facilities and facilities for which data is not available or meaningful. Consolidated Debt The carrying amount of bank line of credit and term loans (if applicable), senior unsecured notes, mortgage debt and other debt, as reported in the Company’s consolidated financial statements. Consolidated Gross Assets The carrying amount of total assets, excluding investments in and advances to the Company’s unconsolidated joint ventures, after adding back accumulated depreciation and amortization, as reported in the Company’s consolidated financial statements. Consolidated Secured Debt Mortgage and other debt secured by real estate, as reported in the Company’s consolidated financial statements. Continuing Care Retirement Community (“CCRC”) A senior housing facility which provides at least three levels of care (i.e., independent living, assisted living and skilled nursing). Debt Investments Loans secured by a direct interest in real estate and mezzanine loans. Debt Service The periodic payment of interest expense and principal amortization on secured loans. Debt Service Coverage (“DSC”)* Facility EBITDA divided by Debt Service. DSC is a supplemental measure of the borrower’s ability to generate sufficient liquidity to meet their obligations to the Company under the respective loan agreements. DSC is subject to the same limitations and qualifications as Facility EBITDA. Development Includes ground-up construction and redevelopments. Direct Financing Lease (“DFL”) Lease for which future minimum lease payments are recorded as a receivable, and the difference between the future minimum lease payments and the estimated residual values less the cost of the properties is recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant yield. EBITDA and Adjusted EBITDA* Earnings before interest, taxes, depreciation and amortization for the Company. EBITDA is a supplemental measure of both operating performance and liquidity. Adjusted EBITDA is calculated as EBITDA excluding impairments (recoveries), gains or losses from real estate dispositions, transaction-related items, severance-related charges, litigation settlement charges, gain upon consolidation of joint venture and foreign currency exchange gains (losses). Adjusted EBITDA permits investors to view income from the Company’s operations on an unleveraged basis before the effects of taxes, non-cash depreciation and amortization, impairments, impairment recoveries, and gains or losses from real estate dispositions. By excluding interest expense, EBITDA and Adjusted EBITDA allow investors to measure the Company’s operating performance independent of its capital structure and indebtedness and, therefore, allow for a more meaningful comparison of the Company’s operating performance between quarters as well as annual periods, and to the operating performance of other companies. As a liquidity measure, the Company believes that EBITDA and Adjusted EBITDA help investors analyze the Company’s ability to meet its interest payments on outstanding debt and to make preferred dividend payments (if applicable). EBITDA and Adjusted EBITDA do not reflect the Company’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. 42

Entrance Fees Certain of the Company’s communities have residency agreements which require the resident to pay an upfront entrance fee prior to taking occupancy at the community. For GAAP NOI, net income and FFO, the non-refundable portion of the entrance fee is recorded as deferred entrance fee revenue and amortized over the estimated stay of the resident based on an actuarial valuation. For Cash NOI and FAD, the non-refundable entrance fees are recognized upon receipt, net of a reserve for statutory refunds due to early terminations. The refundable portion of a resident’s entrance fee is generally refundable within a certain number of months or days following contract termination or upon the sale of the unit. All refundable amounts due to residents at any time in the future are classified as current liabilities. Facility EBITDA* EBITDA for a particular facility (not the Company), for the trailing twelve months and one quarter in arrears from the date reported. The Company uses Facility EBITDA in determining Debt Service Coverage. Facility EBITDA is subject to the same limitations as EBITDA. In addition, Facility EBITDA does not represent a borrower’s net income or cash flow from operations and should not be considered an alternative to those indicators. The Company receives periodic financial information from borrowers regarding the performance under the loan agreement. The Company utilizes Facility EBITDA as a supplemental measure of the borrower’s ability to generate sufficient liquidity to meet their obligations to the Company. Facility EBITDA includes a management fee as specified in the borrower loan agreements with the Company. All borrower financial performance data was derived solely from information provided by borrowers without independent verification by the Company. Facility EBITDAR and Facility EBITDARM* Earnings before interest, taxes, depreciation, amortization and rent (and management fees (“mgmt fees”)), as applicable, for a particular facility accruing to the operator/tenant of the property (the Company as lessor), for the trailing 12 months and one quarter in arrears from the date reported. The Company uses Facility EBITDAR or Facility EBITDARM in determining Cash Flow Coverage and as a supplemental measure of the ability of the property to generate sufficient liquidity to meet related obligations to the Company. Facility EBITDAR includes (i) contractual management fees, (ii) an imputed management fee of 5% for senior housing facilities and post-acute/skilled facilities, with the exception of the HCRMC portfolio which uses 4% or (iii) an imputed management fee of 2% for hospitals. All facility financial performance data was derived solely from information provided by operators/tenants without independent verification by the Company. Facility EBITDAR and Facility EBITDARM are subject to the same limitations and qualifications as Facility EBITDA. Facility EBITDAR and Facility EBITDARM are not presented for (i) the disaggregated HCRMC senior housing and post-acute/skilled portfolios, as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty, (ii) properties operated under a RIDEA structure, or (iii) newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant trailing 12-month period, vacant facilities and facilities for which data is not available or meaningful. Financial Leverage* Total Debt divided by Total Gross Assets. Financial Leverage is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The ratio of Consolidated Debt to Consolidated Gross Assets is the most directly comparable GAAP measure to Financial Leverage. The Company’s pro rata share of total debt from the Company’s unconsolidated joint ventures is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the joint ventures. Fixed Charges* Total interest expense plus capitalized interest plus preferred stock dividends (if applicable). Fixed Charges is a supplemental measure of the Company’s interest payments on outstanding debt and dividends to preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. Fixed Charges is subject to limitations and qualifications, as, among other things, it does not include all contractual obligations. Funds Available for Distribution (“FAD”)* See the “Funds Available for Distribution” section of the accompanying earnings release for information regarding FAD. Funds From Operations (“FFO”)* See the “Funds From Operations” section of the accompanying earnings release for information regarding FFO and FFO as adjusted. FAD Payout Ratio* Dividends declared per common share divided by diluted FAD per common share for a given period. The FAD Payout Ratio is a supplemental measure of the portion of FAD being declared as dividends to common stockholders. FAD Payout Ratio is subject to the same limitations and qualifications as FAD. FFO Payout Ratio* Dividends declared per common share divided by diluted FFO or FFO as adjusted per common share for a given period. The ratio is a supplemental measure of the portion of FFO or FFO as adjusted being declared as dividends to common stockholders. The ratio is subject to the same limitations and qualifications as FFO and FFO as adjusted. Healthcare System Affiliated Represents properties that are on-campus or adjacent to a healthcare system and properties that are leased 50% or more to a healthcare system. Investment Represents (i) the carrying amount of real estate assets and intangibles, after adding back accumulated depreciation and amortization less the value attributable to refundable Entrance Fee liabilities and (ii) the carrying amount of DFLs and Debt Investments. Investment excludes land held for development and assets held for sale. Investment also includes the Company’s pro rata share of the real estate assets and intangibles held in the Company’s unconsolidated joint ventures, REP OR TING Definitions presented on the same basis. 43

REPORTING Definitions Net Debt* Total Debt less the carrying amount of cash and cash equivalents as reported in the Company’s consolidated financial statements and the Company’s pro rata share of cash and cash equivalents from the Company’s unconsolidated joint ventures. Net Debt to Adjusted EBITDA* Net Debt divided by Adjusted EBITDA is a supplemental measure of the Company’s ability to decrease its debt. Because the Company may not be able to use its cash to reduce its debt on a dollar-for-dollar basis, this measure may have material limitations. Quality Mix Non-Medicaid revenues as a percentage of total revenues for the trailing 12 months ended one quarter in arrears from the period presented. Redevelopment Properties that require significant capital expenditures (generally more than 25% of acquisition cost or existing basis) to achieve stabilization or to change the use of the properties. Rental and RIDEA Revenues Rental and related revenues, tenant recoveries, resident fees and services, and income from DFLs. Retention Rate The ratio of total renewed square feet to the total square feet expiring and available for lease, excluding the square feet for tenant leases terminated for default or buy-out prior to the expiration of the lease. REVPOR The 3-month average revenue per occupied room for the period presented. Net Operating Income from Continuing Operations (“NOI”) and Cash NOI* See the “Net Operating Income and Same Property Performance” section of the accompanying earnings release for information regarding NOI and Cash NOI. Occupancy For life science facilities and medical office buildings, Occupancy represents the percentage of total rentable square feet leased where rental payments have commenced, including month-to-month leases, as of the end of the period reported. For senior housing leased facilities, post-acute/skilled facilities and hospitals, Occupancy represents the facilities’ average operating Occupancy for the trailing three-month and twelve-month periods ended one quarter in arrears from the date reported. For operating properties under a RIDEA structure, Occupancy represents the facilities’ average operating Occupancy for the trailing three-month period presented. The percentages are calculated based on units for senior housing facilities and available beds for post-acute/ skilled facilities and hospitals. The percentages shown exclude newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant period, vacant facilities and facilities for which data is not available or meaningful. All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by the Company. Pooled Leases Two or more leases to the same operator/tenant or their subsidiaries under which their obligations are combined by virtue of cross default protection, a pooling agreement or multiple pooling agreements, or cross-guaranties. Portfolio Income Cash NOI from real estate owned by HCP, including noncontrolling interests, interest income from Debt Investments and HCP’s pro rata share of Cash NOI from real estate held in the Company’s unconsoli-dated joint ventures for the period presented. Pre-CNL Acquisition As of and for the six months ended June 30, 2006 (12 months for Adjusted Fixed Charge Coverage). The Company completed mergers with CNL Retirement Properties, Inc. and CNL Retirement Corp. (collectively, “CNL”) on October 5, 2006, with significant prefunding activities occurring in the quarter ended June 30, 2006. RIDEA A structure whereby a taxable REIT subsidiary is permitted to rent a healthcare facility from its parent REIT and hire an independent contractor to operate the facility. Same Property Portfolio (“SPP”) Stabilized properties that remained in operations and were consistently reported as leased properties or operating properties (RIDEA) for the duration of the year-over-year comparison periods presented excluding assets held for sale. SPP statistics allow management to evaluate the performance of the Company’s real estate portfolio under a consistent population, which eliminates changes in the composition of the Company’s portfolio of properties. Newly acquired operating assets are generally considered stabilized at the earlier of lease-up (typically when the tenant(s) controls the physical use of at least 80% of the space) or 12 months from the acquisition date. Newly completed developments, including redevelopments, are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis. SPP Cash NOI excludes the effects of foreign exchange rate movements by using the average current period exchange rate to translate from GBP into U.S. dollars for the comparison periods. A property is removed from our SPP when it is sold, placed into redevelopment or changes its reporting structure. 44

REPORTING Definitions Secured Debt Ratio* Total Secured Debt divided by Total Gross Assets. Secured Debt Ratio is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The ratio of Consolidated Secured Debt to Consolidated Gross Assets is the most directly comparable GAAP measure to Secured Debt Ratio. The Company’s pro rata share of Total Secured Debt from the Company’s unconsolidated joint ventures is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the joint ventures. Square Feet (Sq. Ft.) Total Market Equity The total number of outstanding shares of the Company’s common stock multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end, plus the total number of convertible partnership units multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end (adjusted for stock splits). Total Secured Debt Consolidated Secured Debt plus the Company’s pro rata share of mortgage debt from the Company’s unconsolidated joint ventures. Units/Square Feet/Beds Senior housing facilities are measured in available units (e.g., studio, one or two bedroom units). Life science facilities and medical office buildings are measured in square feet. Post-acute/skilled facilities and hospitals are measured in available beds. Yield* Cash NOI divided by Investment. For acquisitions, initial Yields are calculated as projected Cash NOI, 12 months forward, as of the closing date divided by total acquisition cost basis. The total acquisition cost basis includes the initial purchase price, the effects of adjusting assumed debt to market, lease intangible adjustments and all transaction costs. Yield is subject to the same limitations and qualifications as Cash NOI. The square footage for properties, excluding square footage for development or redevelopment properties prior to completion. Total Debt Consolidated Debt plus the Company’s pro rata share of total debt from the Company’s unconsolidated joint ventures. Reflects the early adoption of ASU 2015-03 and ASU 2015-15, which require certain debt issuance costs (previously included in other assets, net) to be presented as a direct deduction to the related debt liability. Total Gross Assets* Consolidated Gross Assets plus the Company’s pro rata share of total assets from the Company’s unconsolidated joint ventures, after adding back accumulated depreciation and amortization. Reflects the early adoption of ASU 2015-03 and ASU 2015-15, which require certain debt issuance costs (previously included in other assets, net) to be presented as a direct deduction to the related debt liability. Total Market Capitalization Total Debt plus Total Market Equity. * Non-GAAP Supplemental Measures The Company believes that net income, as defined by U.S. Generally Accepted Accounting Principles (GAAP), is the most appropriate measure of its operating performance. In addition to net income as defined by GAAP, the Company believes Adjusted Fixed Charge Coverage, CFC, DSC, EBITDA, Adjusted EBITDA, Facility EBITDA, Facility EBITDAR, Facility EBITDARM, Financial Leverage, Fixed Charges, FAD, FAD Payout Ratio, FFO, FFO Payout Ratio, FFO as adjusted, FFO as adjusted Payout Ratio, Net Debt, Net Debt to Adjusted EBITDA, NOI, Cash NOI, Secured Debt Ratio, Total Gross Assets and Yield are useful supplemental non-GAAP measures of its operating performance. As these non-GAAP measures have inherent limitations as analytical tools they should be used in conjunction with the Company’s most directly comparable GAAP presentations and not as alternatives to those indicators determined in accordance with GAAP. Further, the Company’s computations of these non-GAAP measures may not be comparable to similar measures reported by other companies. Historical reconciliations of Adjusted Fixed Charge Coverage, Financial Leverage and Secured Debt Ratio are available in the Company’s Current Reports on Form 8-K filed with the SEC on February 10, 2015 (2014 Metrics), February 11, 2014 (2013 Metrics), February 12, 2013 (2012 metrics), February 14, 2012 (2011 metrics), February 15, 2011 (2010 metrics), February 12, 2010 (2009 metrics), February 10, 2009 (2008 metrics), February 11, 2008 (2008 and 2007 metrics) and July 30, 2007 (Pre-CNL Acquisition metrics). The information in this supplemental information package should be read in conjunction with the accompanying earnings release. 45

Reconciliations of Non-GAAP Measures Dollars in thousands EBITDA AND ADJUSTED EBITDA FROM NET INCOME Three Months Ended December 31, Year Ended December 31, 2015 2014 2015 2014 Interest expense 122,027 114,987 479,596 439,742 Continuing operations (2,391) (2,590) (9,011) 250 Depreciation and amortization of real estate, in-place lease and other intangibles 141,156 116,499 510,785 459,995 HCP’s share of unconsolidated JV EBITDA 28,116 9,453 64,528 20,960 EBITDA $ (315,452) $ 443,256 $ 499,530 $ 1,870,627 Foreign currency remeasurement losses (gains) 60 — (5,437) — Impairments, net 810,932 — 1,403,853 — Gain on sales of real estate — (3,288) (6,377) (31,298) (13,550) — (13,550) — Adjusted EBITDA $ 504,610 $ 480,150 $1,963,559 $ 1,856,386 46 HCP’s share of gains on sale of real estate from unconsolidated JVs Impairments of investments in unconsolidated JV18,66135,913 45,895 35,913 Severance-related charges ——6,713— Transaction-related items 3,959 4,269 32,932 (18,856) Other JV adjustments 13,654 15,459 57,363 62,654 Equity income from unconsolidated JVs(23,397) (10,182) (57,313)(49,570) Discontinued operations ———5 Income tax (benefit) expense: Net (loss) income$ (594,617) $ 199,630 $ (546,418) $ 936,591

Reconciliations of Non-GAAP Measures Dollars in thousands ADJUSTED FIXED CHARGE COVERAGE Three Months Ended December 31, Year Ended December 31, 2015 2014 2015 2014 Interest expense 122,027 114,987 479,596 439,742 Capitalized interest 2,803 2,177 8,798 10,362 TOTAL GROSS ASSETS December 31, 2015 December 31, 2014 Investments in and advances to unconsolidated joint ventures (605,244) (605,448) Consolidated Gross Assets $ 23,503,375 $ 23,326,140 Total Gross Assets $ 24,617,758 $ 24,509,730 (1) Pro forma to reflect prefunding certain 2016 debt maturities in December 2015. 47 HCP’s share of unconsolidated JV gross assets(1) 1,114,383 1,183,590 Accumulated depreciation and amortization3,005,270 2,600,152 Consolidated total assets $ 21,103,349 (1)$ 21,331,436 Adjusted Fixed Charge Coverage 3.9x 4.0x 3.9x 4.1x Fixed Charges $ 128,063 $ 119,539 $ 500,308 $ 457,495 HCP’s share of unconsolidated JV interest expense 3,233 2,375 11,914 7,391 Adjusted EBITDA$ 504,610 $ 480,150 $ 1,963,559 $ 1,856,386

Reconciliations of Non-GAAP Measures

Dollars in thousands

TOTAL DEBT[1]

	December 31, 2013	2012	2011	2010[2]	2009	2008	2007	2006	June 30, 2006
Bank line of credit	$ —	$ —	$ 454,000	$ —	$ —	$ 150,000	$ 951,700	$ 624,500	$ 265,100
Term loans	225,950	221,194	—	(11,072)	198,518	517,371	1,348,429	503,024	—
Senior unsecured notes	6,932,443	6,684,023	5,397,275	3,315,086	3,517,050	3,518,123	3,813,124	2,742,680	1,472,776
Mortgage debt	1,392,765	1,659,453	1,691,898	1,172,264	1,768,469	1,572,644	1,269,725	1,285,209	451,092
Mortgage debt on assets held for sale	—	11,334	65,015	55,143	56,136	57,833	8,741	38,617	—
Mortgage debt contributed	—	—	—	425,000	—	—	—	889,356	—
Other debt	74,909	81,958	87,985	92,187	99,883	102,209	108,496	107,746	—
Consolidated Debt	**$ 8,626,067**	**$ 8,657,962**	**$ 7,696,173**	**$ 5,048,608**	**$ 5,640,056**	**$ 5,918,180**	**$ 7,500,215**	**$ 6,191,132**	**$ 2,188,968**
HCP's share of unconsolidated JV mortgage debt	167,489	155,818	158,456	343,092	349,379	354,352	361,966	33,960	85,690
Total Debt	**$ 8,793,556**	**$ 8,813,780**	**$ 7,854,629**	**$ 5,391,700**	**$ 5,989,435**	**$ 6,272,532**	**$ 7,862,181**	**$ 6,225,092**	**$ 2,274,658**
Cash and cash equivalents	(300,556)	(247,673)	(33,506)	(36,701)	(112,259)	(57,562)	(96,269)	(58,405)	(19,207)
HCP's share of unconsolidated JV cash and cash equivalents	(20,525)	(15,777)	(3,082)	(5,135)	(6,865)	(4,005)	(3,498)	(1,987)	(9,608)
Net Debt	**$ 8,472,475**	**$ 8,550,330**	**$ 7,818,041**	**$ 5,349,864**	**$ 5,870,311**	**$ 6,210,965**	**$ 7,762,414**	**$ 6,164,700**	**$ 2,245,843**

TOTAL GROSS ASSETS[1]

	December 31, 2013	2012	2011	2010[2]	2009	2008	2007	2006	June 30, 2006
Consolidated total assets	$ 20,040,310	$ 19,879,697	$17,382,029	$ 12,309,186	$ 12,193,648	$11,830,549	$12,511,080	$10,001,866	$ 3,851,084
Investments in and advances to unconsolidated joint ventures	(196,576)	(212,213)	(224,052)	(195,847)	(267,978)	(272,929)	(248,894)	(25,389)	(51,142)
Accumulated depreciation and amortization	2,269,108	1,980,839	1,674,206	1,446,134	1,263,536	1,018,683	830,420	577,177	685,801
Consolidated Gross Debt	**$ 22,112,842**	**$21,648,323**	**$18,832,183**	**$ 13,559,473**	**$13,189,206**	**$12,576,303**	**$13,092,606**	**$10,553,654**	**$ 4,485,743**
HCP's share of unconsolidated total gross assets	349,137	347,978	330,134	627,001	634,106	627,896	628,521	55,221	154,776
Total Gross Assets	**$ 22,461,979**	**$21,996,301**	**$19,162,317**	**$ 14,186,474**	**$13,823,312**	**$13,204,199**	**$13,721,127**	**$10,608,875**	**$ 4,640,519**

(1) Reconciliations for the years ended December 31, 2015 and 2014 are on pages 10 and 47 of this Supplemental Report.

(2) Pro forma to exclude the temporary benefit resulting from prefunding the HCRMC acquisition in December 2010.

48

COMPANY Information Board of Directors Michael D. McKee Chairman of the Board, HCP, Inc. and Chief Executive Officer, Bentall Kennedy U.S., L.P. James P. Hoffmann Former Partner and Senior Vice President Wellington Management Company Brian G. Cartwright Senior Advisor Patomak Global Partners LLC Lauralee E. Martin President and Chief Executive Officer HCP, Inc. Christine N. Garvey Former Global Head of Corporate Real Estate Services, Deutsche Bank AG Peter L. Rhein General Partner Sarlot & Rhein David B. Henry Former Vice Chairman and Chief Executive Officer Kimco Realty Corporation Joseph P. Sullivan Chairman Emeritus of the Board of Advisors RAND Health Senior Management Lauralee E. Martin President and Chief Executive Officer Darren A. Kowalske Executive Vice President Asset Management, Senior Housing and Care Scott A. Anderson Executive Vice President and Chief Accounting Officer John Lu Executive Vice President Corporate Finance and Investments Jonathan M. Bergschneider Executive Vice President Life Science Estates Troy E. McHenry Executive Vice President, General Counsel and Corporate Secretary J. Justin Hutchens Executive Vice President and Chief Investment Officer, Senior Housing and Care Timothy M. Schoen Executive Vice President and Chief Financial Officer Thomas D. Kirby Executive Vice President Acquisitions and Valuations John D. Stasinos Executive Vice President International Thomas M. Klaritch Executive Vice President Medical Office Properties Kendall K. Young Executive Vice President Senior Housing and Care 49

The Atrium Nashville, TN Forward Looking Statements & Risk Factors “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this supplemental report which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, the Company’s expectations regarding (i) completion dates, stabilization dates, rentable square feet and total investment for development projects in progress and (ii) rentable square feet for land held for development. These statements are made as of the date hereof, are not guarantees of future performance and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company’s and its management’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. These risks and uncertainties include but are not limited to: the Company’s ability to fully evaluate HCRMC’s ability to meet its contractual obligations under the HCRMC lease amendment and risks related to the impact of the U.S. Department of Justice lawsuit against HCRMC, including the possibility of larger than expected litigation costs, adverse results and related developments; risks relating to the Company’s reliance on a concentration of a small number of tenants and operators for a significant portion of its revenues; the financial weakness of tenants, operators and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings, which results in uncertainties regarding the Company’s ability to continue to realize the full benefit of such tenants’ and operators’ leases and borrowers’ loans; the ability of the Company’s tenants, operators and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and to generate sufficient income to make rent and loan payments to the Company and the Company’s ability to recover investments made, if applicable, in their operations; competition for tenants and operators, including with respect to new leases and mortgages and the renewal or rollover of existing leases; availability of suitable properties to acquire at favorable prices and the competition for skilled management, nurses and other trained personnel for the acquisition and financing of those properties; the Company’s ability to negotiate the same or better terms with new tenants or operators if existing leases are not renewed or the Company exercises its right to replace an existing tenant or operator upon default; the risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision making authority and its reliance on its partners’ financial condition and continued cooperation; the Company’s ability to achieve the benefits of investments within expected time frames or at all, or within expected cost projections; the potential impact on the Company, its tenants, operators and borrowers from current and future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; the effect on healthcare providers of legislation addressing entitlement programs and related services, including Continued 50

Aurora MOB Aurora, CO Forward Looking Statements & Risk Factors (Continued) Medicare and Medicaid, which may result in future reductions in reimbursements; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect the Company’s costs of compliance or increase the costs, or otherwise affect the operations, of its tenants and operators; volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by interest rates, changes in the Company’s credit ratings, and the value of its common stock, and other conditions that may adversely impact the Company’s ability to fund its obligations or consummate transactions, or reduce the earnings from potential transactions; changes in global, national and local economic conditions, and currency exchange rates; the Company’s ability to manage its indebtedness level and changes in the terms of such indebtedness; and the Company’s ability to maintain its qualification as a real estate investment trust; and other risks and uncertainties described from time to time in the Company’s Securities and Exchange Commission (SEC) filings. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law. The information in this supplemental information package should be read in conjunction with the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the SEC. The Reporting Definitions and Reconciliations of Non-GAAP Measures are an integral part of the information presented herein. On the Company’s website, www.hcpi.com, you can access, free of charge, its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on the Company’s website is not incorporated by reference into, and should not be considered a part of, this supplemental information package. In addition, the SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including HCP, that file electronically with the SEC at www.sec.gov. This supplemental report also includes market and industry data that the Company has obtained from market research, publicly available information and industry publications. The accuracy and completeness of such information are not guaranteed. The market and industry data is often based on industry surveys and preparers’ experience in the industry. Similarly, although the Company believes that the surveys and market research that others have performed are reliable, it has not independently verified this information. For more information, contact Timothy M. Schoen, Executive Vice President and Chief Financial Officer, at (949) 407-0400. 51

building healthy partnerships CORPORATE HEADQUARTERS 1920 MAIN STREET, SUITE 1200 IRVINE , CA 92614 (949) 407-0700 LOS ANGELES OFFICE 11150 SANTA MONICA BOULEVARD, SUITE 1600 LOS ANGELE S, CA 90025 SAN FRANCISCO OFFICE 950 TOWER LANE , SUITE 1650 FOSTER CITY, CA 94404 NASHVILLE OFFICE 3000 MERIDIAN BOULEVARD, SUITE 200 FRANKLIN, TN 37067 LONDON OFFICE 24 BERKELEY SQUARE LONDON, WIJ 6HE 52